EXHIBIT A

Joint Filing Agreement

The undersigned hereby agree that Amendment No. 3 to Schedule 13D filed herewith (and any additional amendments thereto), relating to the common stock, par value $0.01 per share, of TalkPoint Communications Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

October 17, 2003

BANK ONE CORPORATION

By:	/s/ Randy A. White

	Name:	Randy A. White
	Title:	Treasurer

BANC ONE FINANCIAL CORPORATION

By:	/s/ Randy A. White

	Name:	Randy A. White
	Title:	Treasurer

BANC ONE CAPITAL CORPORATION

By:	/s/ Richard M. Cashin, Jr.

	Name:	Richard M. Cashin, Jr.
	Title:	President

BANK ONE INVESTMENT CORPORATION

By:	/s/ Richard M. Cashin, Jr.

	Name:	Richard M. Cashin, Jr.
	Title:	President

OEP HOLDING CORPORATION

By:	/s/ Richard M. Cashin, Jr.

	Name:	Richard M. Cashin, Jr.
	Title:	President

ONE EQUITY PARTNERS LLC

By:	/s/ Richard M. Cashin, Jr.

	Name:	Richard M. Cashin, Jr.
	Title:	President

MONEYLINE TELERATE HOLDINGS

By:	/s/ Alexander Russo

	Name:	Alexander Russo
	Title:	Executive Vice President Corporate Development

MONEYLINE NETWORKS, LLC

By:	/s/ Alexander Russo

	Name:	Alexander Russo
	Title:	President